As filed with the Securities and Exchange Commission on February 14, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under The Securities Act of 1933

CADENCE DESIGN SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0148231 (I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5
San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

The SPC Plan
and
Options Assumed by Cadence Design Systems, Inc.
originally granted under the
Silicon Perspective Corp.
1997 Stock Option Plan
(Full titles of the Plans)

R.L. Smith McKeithen, Esq.
Senior Vice President, General Counsel and Secretary
Cadence Design Systems, Inc.
2655 Seely Avenue, Building 5, San Jose, California 95134
(Name and Address of Agent for Service)
(408) 943-1234
(Telephone number, including area code, of agent for service)

Copies to:
Gregory J. Conklin, Esq.
Gibson, Dunn & Crutcher LLP
One Montgomery Street, 31st Floor
San Francisco, California 94104
(415) 393-8200
CALCULATION OF REGISTRATION FEE

Title of Securities		Proposed Maximum	Proposed Maximum	Amount of
to be Registered(1)	Amount to be Registered(2)	Offering Price per Share(3)	Aggregate Offering Price(3)	Registration Fee(3)

Common Stock, par value $0.01 per share	1,500,000 shares	$9.44	$14,160,000	$1,302.72

1

(1) Includes, with respect to each share of Common Stock, Rights granted pursuant to the Registrant’s Amended and Restated Rights Agreement, dated as of February 1, 2000, between the Registrant and Mellon Investor Services, LLC, as Rights Agent. Until a triggering event under the Rights Agreement, the Rights trade with, and cannot be separated from, the Common Stock.

(2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the SPC Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Cadence Design Systems, Inc. Common Stock.

(3) Calculated solely for purposes of calculating the amount of the registration fee under Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low sales price of Registrant’s Common Stock on February 13, 2003 as reported on the New York Stock Exchange.

EXPLANATORY NOTE
Item 3. Incorporation of Documents by Reference
INFORMATION REGARDING FINANCIAL STATEMENTS INCORPORATED BY REFERENCE INTO THIS REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

     Cadence Design Systems, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on behalf of the Registrant on December 21, 2001 (File No. 333-75874).

Item 3. Incorporation of Documents by Reference

     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001, including all material incorporated by reference therein;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 30, 2002, June 29, 2002 and September 28, 2002, including all material incorporated by reference therein;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 27, 2002, June 28, 2002, July 18, 2002, August 13, 2002 and November 12, 2002;

(d)	The description of the Registrant’s Common Stock to be offered hereby contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 29, 1990; and

(e)	The description of the Registrant’s Preferred Share Purchase Rights set forth in Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 16, 1996.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 8. Exhibits

Exhibit
Number	Exhibit

4.1	Instruments Defining Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 29, 1990 (incorporated by reference pursuant to Items 3(d) and (e)).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-75874, filed on December 21, 2001).

99.1	The SPC Plan (incorporated by reference pursuant to Item 3(a)).

99.2	Silicon Perspective Corp. 1997 Stock Option Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-75874, filed on December 21, 2001).

INFORMATION REGARDING FINANCIAL STATEMENTS
INCORPORATED BY REFERENCE INTO THIS
REGISTRATION STATEMENT

     On March 22, 2002, the Registrant announced that it had appointed KPMG LLP to replace Arthur Andersen LLP (“Andersen”) as the Registrant’s independent auditors. The Registrant’s consolidated balance sheets as of December 29, 2001 and December 30, 2000, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three fiscal years in the period ended December 29, 2001, incorporated by reference in this registration statement have been audited by Andersen, as stated in its report dated March 11, 2002, which is incorporated by reference herein. After reasonable efforts, the Registrant has been unable to obtain Andersen’s consent to the incorporation by reference into this registration statement of its report with respect to these financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 permits us to file this registration statement without a written consent from Andersen. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to assert claims against Andersen under Section 11 of the Securities Act. In addition, the ability of Andersen to satisfy any claims (including claims arising from Andersen’s provision of auditing and other services to us) may be limited as a practical matter due to recent events regarding Andersen.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 14th day of February, 2003.

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ R.L. Smith McKeithen

R.L. Smith McKeithen Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* H. Raymond Bingham	President, Chief Executive Officer and Director (Principal Executive Officer)	February 14, 2003

* William Porter	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 14, 2003

* Donald L. Lucas	Chairman of the Board of Directors	February 14, 2003

* Susan L. Bostrom	Director	February 14, 2003

Dr. Leonard Y.W. Liu	Director	February , 2003

Sean M. Maloney	Director	February , 2003

* Dr. Alberto Sangiovanni-Vincentelli	Director	February 14, 2003

* George M. Scalise	Director	February 14, 2003

Dr. John B. Shoven	Director	February , 2003

* Roger S. Siboni	Director	February 14, 2003

*By: /s/ R.L. Smith McKeithen

R.L. Smith McKeithen Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Exhibit

4.1	Instruments Defining Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 29, 1990 (incorporated by reference pursuant to Items 3(d) and (e)).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-75874, filed on December 21, 2001).

99.1	The SPC Plan (incorporated by reference pursuant to Item 3(a)).

99.2	Silicon Perspective Corp. 1997 Stock Option Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8, File No. 333-75874, filed on December 21, 2001).